Exhibit 10.40

SECOND AMENDMENT TO THE

ALBEMARLE CORPORATION

DIRECTORS’ DEFERRED COMPENSATION PLAN

(As Amended and Restated Effective January 1, 2005)

In accordance with Section 13 of the Albemarle Corporation Directors’ Deferred Compensation Plan (As Amended and Restated Effective January 1, 2005) (the “Plan”), the Plan is hereby amended as follows:

1. The last sentence of Section 4(c) of the Plan is amended to insert the following at the beginning thereof:

“Except as provided under Section 7(c) hereof,”

2. In Section 6(b) of the Plan, the first sentence is hereby deleted and replaced with the following:

“Effective January 1, 2013, interest will be credited to Deferred Cash Accounts based on the yield on the Barclays Capital U.S. Corporate Bond Index, as published in the Wall Street Journal or the Wall Street Journal On-Line, on the day preceding the day that interest is credited.”

3. A new Section 7(c) is added to the Plan to read as follows:

“Effective on and after January 1, 2013, Participants may exercise a one-time election to transfer some or all of the amounts deferred in their Deferred Stock Accounts to Deferred Cash Accounts which shall thereafter accrue value at the rate specified under Section 6(b), provided, that, the one-time election right under this Section 7(c) shall be available only if (i) at the time of such election, the Participant has completed 5 or more years of service on the Board, (ii) the Participant shall satisfy the Company’s stock holding requirements following such transfer, and (iii) the Participant’s election is made during an open window period as defined in the Company’s Insider Trading Policy.”

4. Section 13 of the Plan is amended to delete therefrom, the last sentence of the first paragraph thereof.

5. The provisions of this Second Amendment shall be effective as of January 1, 2013.

IN WITNESS WHEREOF, the Corporation by its duly authorized officer and with its seal affixed, has caused these presents to be signed as of this 12th day of December, 2012, pursuant to the approval of the Board of Directors at its meeting on December 12, 2012.

ALBEMARLE CORPORATION

By:	/s/ Karen G. Narwold